UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                  SCHEDULE 14A

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement          [_]  Soliciting Material Pursuant to
[_]  Confidential, For Use of the              SS.240.14a-11(c) or SS.240.14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials


                            Donaldson Company, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

     ___________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

     ___________________________________________________________________________
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ___________________________________________________________________________
4)   Proposed maximum aggregate value of transaction:

     ___________________________________________________________________________
5)   Total fee paid:

     ___________________________________________________________________________

     [_]  Fee paid previously with preliminary materials:
     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid:

               _________________________________________________________________
          2)   Form, Schedule or Registration Statement No.:

               _________________________________________________________________
          3)   Filing Party:

               _________________________________________________________________
          4)   Date Filed:

               _________________________________________________________________

                                     [LOGO]



                            DONALDSON COMPANY, INC.

                             1400 WEST 94TH STREET
                       MINNEAPOLIS, MINNESOTA 55431-2370
                               www.donaldson.com

                 NOTICE OF 2003 ANNUAL MEETING OF STOCKHOLDERS

TIME:                  10:00 a.m. (CST) on Friday, November 21, 2003

PLACE:                 Donaldson Company, Inc. Corporate Offices,
                       1400 West 94th Street,
                       Minneapolis, Minnesota.

ITEMS OF BUSINESS:     (1) To elect four directors;
                       (2) To ratify appointment of PricewaterhouseCoopers LLP
                           as Donaldson Company's independent auditors;
                       (3) Amendment of the Company's Certificate of
                           Incorporation to increase the number of authorized shares of Company Common Stock from 80,000,000 to 120,000,000; and
                       (4) To act on any other business that properly comes
                           before the meeting.

RECORD DATE:           You may vote if you are a stockholder of record at the
                       close of business on September 26, 2003.

PROXY VOTING:          It is important that your shares be represented and voted
                       at the Annual Meeting. Please follow the instructions provided with your proxy card and promptly vote your proxy by telephone, internet or by signing and returning the enclosed proxy card. Your support is appreciated and you are cordially invited to attend the Annual Meeting.


                       PLEASE PROMPTLY VOTE YOUR PROXY TO SAVE THE
                       COMPANY THE EXPENSE OF ADDITIONAL SOLICITATION

                                              By Order of the Board of Directors

                                              /s/ Norman C. Linnell

                                              Norman C. Linnell
                                              SECRETARY

                       Dated: October 14, 2003

                               TABLE OF CONTENTS



                                                                                       PAGE
                                                                                      -----
Proxy Statement ...................................................................     1
 Proposals You are Asked to Vote on ...............................................     1
 General Information about the Annual Meeting and Voting ..........................     2
Security Ownership ................................................................     4
Election of Directors .............................................................     6
 Nominees for Election ............................................................     7
 Directors Continuing in Office ...................................................     7
 Director Compensation ............................................................     8
Audit Committee Report and Appointment of Auditors ................................     9
 Audit Committee Report ...........................................................     9
 Information Regarding Independent Auditors .......................................     9
Amendment to Certificate of Incorporation to Increase Authorized Common Stock .....    10
Total Return to Shareholders ......................................................    12
Executive Compensation ............................................................    13
Human Resources Committee Report on Executive Compensation ........................    16
Human Resources Committee Interlocks and Insider Participation ....................    18
Pension Benefits ..................................................................    18
Compliance with Section 16(a) of the Securities Exchange Act of 1934 ..............    19
Change-in-Control Arrangements ....................................................    19
Appendix A Audit Committee Charter ................................................    A-1

                            DONALDSON COMPANY, INC.
                             1400 WEST 94TH STREET
                         MINNEAPOLIS, MINNESOTA 55431

                           ------------------------
                                PROXY STATEMENT
                        MAILING DATE: OCTOBER 14, 2003
                           ------------------------
                      PROPOSALS YOU ARE ASKED TO VOTE ON

ITEM NO. 1
----------

ELECTION OF DIRECTORS
     Four current directors, Jack W. Eugster, John F. Grundhofer, Paul D. Miller and William G. Van Dyke, are recommended for election to the Board of Directors at the annual meeting. Detailed information on the nominees is provided on page 7. Directors are elected for a three-year term so that approximately one-third are elected at each annual meeting of stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH DIRECTOR NOMINEE.


ITEM NO. 2
----------

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
     The Audit Committee has selected PricewaterhouseCoopers LLP ("PWC") to audit the Company's consolidated financial statements for fiscal year 2004, subject to ratification by the stockholders.

Representatives of PWC will attend the annual meeting, where they will have the opportunity to make a statement and to answer questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2004.

ITEM NO. 3
----------

APPROVAL OF INCREASE IN AUTHORIZED COMMON SHARES FROM 80,000,000 TO 120,000,000
     The Board of Directors has approved that the Company's number of authorized shares of common stock be increased from 80,000,000 to 120,000,000, subject to approval by the Company's stockholders.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK.

            GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Q:  WHY DID I RECEIVE THIS PROXY STATEMENT?

A: Because you are a Donaldson stockholder as of the close of business on the record date of September 26, 2003. Only stockholders of record are entitled to vote at the annual meeting and the Board of Directors is soliciting your proxy to vote at the meeting. The Company had 43,483,232 shares of common stock outstanding as of close of business on the record date. Each share entitles its holder to one vote.

    This Proxy Statement summarizes the information you need to know to vote. We first mailed the Proxy Statement and proxy card to stockholders on or about October 14, 2003.

Q:  WHAT AM I VOTING ON AND WHAT DOES THE BOARD RECOMMEND?

A:  1. The election of four directors;

    2. The ratification of the appointment of our independent auditors for fiscal year 2004; and

    3. The approval of the increase in authorized common shares from 80,000,000 to 120,000,000.

    THE BOARD RECOMMENDS A VOTE FOR EACH OF THE DIRECTORS AND FOR THE OTHER TWO ITEMS.

Q:  HOW DO I VOTE IF I AM A STOCKHOLDER OF RECORD?

A: If you are a stockholder of record you may vote using any ONE of the methods set forth on your enclosed proxy card:

    1. VOTE BY PHONE TOLL FREE 1-800-240-6326 QUICK *** EASY *** IMMEDIATE

    2. VOTE BY INTERNET -- http://www.eproxy.com/dci/

    3. VOTE BY PROMPTLY MAILING YOUR PROXY CARD -- COMPLETE AND SIGN

    4. VOTE BY CASTING YOUR VOTE IN PERSON AT THE MEETING

    If you participate in the Donaldson Dividend Reinvestment Program open to all stockholders and administered by the transfer agent, your shares in that program have been added to your other holdings and included on your proxy card.

    If you participate in the Donaldson Employee Stock Purchase Program administered by the transfer agent, your shares in that program have been added to your other holdings and included on your proxy card.

Q:  HOW DO I VOTE IF I HOLD STOCK THROUGH A DONALDSON EMPLOYEE BENEFIT PLAN?

A: We have added the shares of common stock held by participants in Donaldson's employee benefit plans to the participants' other holdings shown on their proxy cards. Donaldson's employee benefit plans are the Employee Stock Ownership Plan, the PAYSOP, and the Donaldson Company, Inc. Retirement Savings Plan (the 401(k) plan).

    If you hold stock through Donaldson's employee benefit plans, voting your proxy using one of methods 1-3 above also serves as confidential voting instructions to the plan trustee, Fidelity Management Trust Company ("Fidelity"). Fidelity will vote your employee benefit plan shares as directed by you provided that your proxy vote is RECEIVED BY NOVEMBER 18, 2003.

    Fidelity also will vote the shares allocated to individual participant accounts for which it has not received instructions, as well as shares not so allocated, in the same proportion as the directed shares are voted.

Q: HOW DO I VOTE IF MY SHARES ARE HELD IN A BROKERAGE ACCOUNT IN MY BROKER'S NAME (I.E., STREET NAME)?

A: If your shares are held in a brokerage account in your broker's name (street name), you should follow the voting directions provided by your broker or nominee. If you do so, your broker or nominee will vote your shares as you have directed.

Q:  WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

A: It means that you have multiple accounts with banks or stockbrokers or with the transfer agent. PLEASE VOTE ALL OF YOUR SHARES.

Q:  WHAT IF I CHANGE MY MIND AFTER I VOTE MY SHARES?

A:  You can revoke your proxy at any time before it is voted at the meeting by:

     1. Sending written notice of revocation to the Company Secretary
     2. Submitting a properly signed proxy card with a later date
     3. Voting by telephone or internet at a time following your prior telephone or internet vote; or
     4. Voting in person at the annual meeting.

Q:  HOW ARE THE VOTES COUNTED?

A: For item (1), the election of directors, you may 1) vote for all of the nominees, 2) withhold your vote from all of the nominees or 3) withhold your vote from a specifically designated nominee. For items (2) and (3), the ratification of the appointment of the independent auditors, and the increase in authorized shares, you may vote (or abstain) by choosing For, Against or Abstain.

    If you abstain from items (2) or (3), your shares will be counted as present at the meeting for the purposes of determining a quorum, and they will be treated as shares not voted on the specific proposal.

    If you hold shares in street name and do not provide voting instructions to your broker, your broker will not vote your shares on any proposal where the broker does not have discretionary authority to vote. In such a situation, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to the matter requiring discretionary authority. New York Stock Exchange Rules permit brokers discretionary authority to vote on items (1), (2) and (3), if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote your street name shares, your broker has authority to vote on your behalf.

    The Company uses an independent inspector of elections, Wells Fargo Bank Minnesota, which tabulates the votes received.

Q:  WHAT IF I DO NOT SPECIFY HOW I WANT MY SHARES VOTED?

A. If you do not specify on your returned proxy card or through the telephone or internet prompts how you want to vote your shares, they will be voted FOR the election of all director nominees, FOR the ratification of the appointment of the independent auditors and FOR the increase in authorized shares.

Q:  HOW MANY SHARES MUST BE PRESENT TO HOLD THE MEETING?

A: A quorum must be present for the meeting to be valid. This means that at least a majority of the shares outstanding as of the record date must be present. We will count you as present if you:

     1. Have properly voted your proxy by telephone, internet or mailing of the proxy card; or
     2. Are present and vote in person at the meeting.

Q:  HOW MANY VOTES ARE NEEDED TO APPROVE EACH ITEM?

A: The vote of a plurality of the shares of common stock present or represented and entitled to vote at the meeting is required for election as a director. This means that, since stockholders will be electing 4 directors, the 4 nominees receiving the most votes will be elected. Ratification of the appointment of the independent auditors requires the affirmative vote of a majority of shares entitled to vote and represented at the meeting in person or by proxy. Approval of the amendment to the Company's Certificate of Incorporation requires the affirmative vote of a majority of the shares of the Company's common stock outstanding on the record date.

Q:  HOW WILL VOTING ON ANY OTHER BUSINESS BE CONDUCTED?

A: We do not know of any business to be considered at the 2003 Annual Meeting of Stockholders other than the proposals described in this Proxy Statement. If any other business is presented at the annual meeting, the persons named in the form of proxy intend to vote the shares represented by such proxies in accordance with their best judgment.

Q:  WHO MAY ATTEND THE MEETING?

A: All Donaldson stockholders of record as of the close of business on September 26, 2003 may attend.

Q:  WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

A: We will publish the voting results in our Form 10-Q for the second quarter of fiscal 2004, which we will file with the Securities and Exchange Commission.

Q:  HOW DO I SUBMIT A STOCKHOLDER PROPOSAL?

A: If you wish to include a proposal in the Company's Proxy Statement for its 2004 annual meeting of stockholders, you must submit the proposal in writing so that it is received no later than June 16, 2004. Please send your proposal to the Company Secretary, Donaldson Company, Inc., P.O. Box 1299, Minneapolis, MN 55440-1299.

    Under our bylaws, if you wish to nominate a director or bring other business before the stockholders at our 2004 annual meeting without having your proposal included in our Proxy Statement:

     --> You must notify the Company Secretary of Donaldson Company, Inc. in writing between July 24, 2004 and August 23, 2004.

     --> Your notice must contain the specific information required in our bylaws. If you would like a copy of our bylaws, we will send you one without charge. Please write to the Company Secretary at the address shown above.

Q:  WHO PAYS FOR THE COST OF PROXY PREPARATION AND SOLICITATION?

A: Donaldson pays for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks or other nominees for forwarding proxy materials to street name holders. We have retained Morrow & Co., to assist in the solicitation of proxies for the annual meeting for a fee of approximately $5,000, plus associated costs and expenses. We are soliciting proxies primarily by mail. In addition, our directors, officers and regular employees may solicit proxies by telephone or facsimile or personally. These individuals will receive no additional compensation for their services other than their regular salaries.



                              SECURITY OWNERSHIP

     Set forth below is information regarding persons known by the Company to own beneficially more than 5% of the outstanding Common Stock of the Company based on the number of shares of Common Stock outstanding on September 26, 2003:

      NAME AND ADDRESS                   AMOUNT AND NATURE      PERCENT
      OF BENEFICIAL OWNER (1)         OF BENEFICIAL OWNERSHIP   OF CLASS
      ------------------------------  -----------------------   --------
      None. See footnote (1)

------------------
(1) Fidelity Management Trust Company, as the trustee of the Company's Retirement Savings Plan -- 401(k) Profit Sharing and ESOP/PAYSOP Plan, held 4,889,333 shares, or 11.2%, of the Company's common stock as of September 26, 2003. Fidelity disclaims beneficial ownership of the shares claiming that it holds the shares solely for the benefit of the employee participants, and that it does not have the power to vote or dispose of those shares except as directed by the employee participants.


     The table on page 5 shows information regarding the beneficial ownership of the Company's common stock and information concerning deferred restricted stock units, deferred share units under stock option exercises and phantom stock units, as of September 26, 2003, by each director, each of the Named Officers (as identified on page 13) and all executive officers and directors of the Company as a group. The definition of beneficial ownership includes shares over which a person has sole or shared voting power, or sole or shared power to invest or dispose of the shares, whether or not a person has any economic interest in the shares, and also includes shares subject to options exercisable within 60 days of September 26, 2003. Except as otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares held by such beneficial owner.

                                               AMOUNT AND
                                               NATURE OF
                                               BENEFICIAL
                                               OWNERSHIP         PERCENT OF    DEFERRED
                                               OF COMMON           COMMON       STOCK     EXERCISABLE
NAME OF BENEFICIAL OWNER                    SHARES (1)(2)(3)     SHARES (3)   UNITS (3)     OPTIONS
---------------------------------------- ---------------------  ------------ ----------- ------------
   William G. Van Dyke .................        884,298(4)            2.0      409,690      555,596
   James R. Giertz .....................        290,020                *        29,427      211,522
   William M. Cook .....................        280,320                *        20,272      194,215
   Lowell F. Schwab ....................        231,652                *         7,915      141,414
   Nickolas Priadka ....................        196,794(5)             *       102,473       72,795
   Kendrick B. Melrose .................         70,509(6)             *            --       38,000
   Stephen W. Sanger ...................         60,406(6)             *            --       34,000
   Jack W. Eugster .....................         50,366(6)             *            --       30,000
   F. Guillaume Bastiaens ..............         37,239(6)             *            --       30,000
   Janet M. Dolan ......................         35,807(6)             *            --       26,000
   John F. Grundhofer ..................         24,071(6)(7)          *            --        9,130
   Jeffrey Noddle ......................         15,045(6)             *            --       10,800
   Paul D. Miller ......................          9,093(6)                          --        7,200
   John P. Wiehoff .....................            100(6)             *            --            0
   Directors and Officers as a Group ...      2,427,294               5.6      638,282    1,543,934

------------------
 * Less than 1%

(1) Includes restricted shares, shares for non-employee directors held in trust and the shares underlying options exercisable within 60 days, as listed under the Exercisable Options column.

(2) Includes the following shares held in the ESOP trust: Mr. Van Dyke, 28,225 shares; Mr. Giertz, 4,193 shares; Mr. Cook, 17,921 shares; Mr. Schwab, 12,651 shares; Mr. Priadka, 21,459 shares. Voting of shares held in the ESOP Trust is passed through to the participants. Also includes the following shares held in the 401K Plan trust: Mr. Van Dyke, 0 shares; Mr. Giertz, 4,230 shares; Mr. Cook, 2,594 shares; Mr. Schwab, 6,525 shares; Mr. Priadka, 0 shares. Voting of shares held in the 401K Plan Trust is passed through to the participants. Also includes the following shares held in the Deferred Compensation and 401K Excess Plan trust: Mr. Van Dyke, 10,440 shares; Mr. Giertz, 2,177 shares; Mr. Cook, 2,009 shares; Mr. Schwab, 1,773 shares; Mr. Priadka, 1,631 shares. Voting of shares held in the Deferred Compensation and 401K Excess Plan trust is passed through to the participants.

(3) The deferred stock units listed under the third column "Deferred Stock Units" are not included in the beneficial ownership totals or in the percent of ownership (columns 1 and 2) because there are not yet any issued shares and there is no voting or investment power. The column "Deferred Stock Units" includes phantom stock units allocated to employees earning in excess of the limits established by the Internal Revenue Code for the qualified Employee Stock Ownership Plan that distributed shares in trust for employees during the period from 1987 to 1996. ESOP phantom stock units are held by the named executive officers in the following amounts: Van Dyke, 31,475; Giertz, 4,295, Cook, 2,582; Schwab, 3,105; Priadka, 3,907; and all directors and officers as a group, 48,537.

   The Deferred Stock Units column also includes deferred restricted stock units under the Deferred Compensation and 401(k) plan. Deferred restricted stock units are held by the named executive officers in the following amounts: Giertz, 25,132; all directors and officers as a group, 25,132.

   The Deferred Stock Units column also includes deferred stock units under the Deferred Compensation and 401(k) plan for exercises of stock options where the executive has previously elected to defer the receipt of the underlying shares. Deferred stock option gain units are held by the named executive officers in the following amounts: Van Dyke, 330,005; Cook, 3,375; Priadka, 87,914; all directors and officers as a group, 476,092.

   The Deferred Stock Units column also includes deferred stock units under the Deferred Compensation and 401(k) plan for deferral of shares awarded under the long-term compensation plan under the 1991

    Master Stock Compensation Plan, where the executive has previously elected to defer the receipt of the underlying shares. Deferred stock units are held by the named executive officers in the following amounts: Van Dyke, 48,210; Cook, 14,315; Schwab, 4,810; Priadka, 10,652; and all directors and officers as a group, 88,521.

(4) Includes 226,952 shares held in a family trust of which Mr. Van Dyke is a trustee and a beneficiary, as to which he shares voting and investment power, and 61,636 shares held in a family trust of which Mr. Van Dyke is a trustee, as to which he shares voting and investment power; and 20,200 shares underlying options gifted to trusts for immediate family members.

(5) Includes 24,358 shares held in a trust of which Mr. Priadka is a trustee and has shared voting and investment power.

(6) Includes the following shares held in the non-employee director's deferred stock account trust: Mr. Melrose, 10,163 shares; Mr. Sanger, 10,111 shares; Mr. Eugster, 7,941 shares; Mr. Bastiaens, 2,584 shares; Ms. Dolan, 7,048 shares; Mr. Grundhofer, 6,158 shares; Mr. Noddle, 3,245 shares; Mr. Miller, 1,693 shares; and Mr. Wiehoff, 0 shares. Voting of shares held in the deferred stock account trust is passed through to the participants.

(7) Includes 2,000 shares held in a trust of which Mr. Grundhofer is a trustee and has shared voting and investment power; and 7,863 shares held in a trust of which Mr. Grundhofer is a trustee and has shared voting and investment power with his spouse.


                             ELECTION OF DIRECTORS

     The Bylaws of the Company provide that the Board of Directors shall consist of not less than three nor more than 15 directors and that the number of directors may be fixed from time to time by the affirmative vote of a majority of the directors. The Board of Directors has fixed the number of directors constituting the entire Board at 10. Vacancies and newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office and the directors so chosen will hold office until the next election of the class for which such directors shall have been chosen and until their successors are elected and qualified. Directors are elected for a term of three years with positions staggered so that approximately one-third of the directors are elected at each annual meeting of the stockholders. The terms of Messrs. Eugster, Grundhofer, Miller and Van Dyke expire at the annual meeting. It is intended that proxies received will be voted, unless authority is withheld, FOR the election of the nominees, namely Messrs. Eugster, Grundhofer, Miller and Van Dyke. The four director nominees receiving the highest number of votes will be elected to fill the seats on the Board.

     The Board of Directors meets on a regularly scheduled basis. During the past fiscal year, the Board held six meetings. Each director attended at least 75% of the aggregate of the Board meetings and meetings of Board committees on which each served.

     The Board of Directors has assigned certain responsibilities to standing committees. The Audit Committee is composed of directors Janet M. Dolan, Jack W. Eugster (Chair), Kendrick B. Melrose, Jeffrey Noddle, Stephen W. Sanger and John
P. Wiehoff, all of whom are independent non-employee directors. The Board of Directors has determined that Mr. Wiehoff is an audit committee financial expert as defined by the rules of the Securities and Exchange Commission. The Audit Committee held five meetings during the past fiscal year. The responsibilities of the Audit Committee are described in the Audit Committee Report to this Proxy Statement and are set forth in its Charter, which is reviewed and amended periodically, as appropriate. A copy of the Audit Committee Charter may be found in Appendix A to this Proxy Statement.

     The Human Resources Committee is composed of directors F. Guillaume Bastiaens, Jack W. Eugster, John F. Grundhofer, Kendrick B. Melrose and Jeffrey Noddle (Chair), all of whom are independent non-employee directors. This Committee held two meetings during the past fiscal year. The functions of this committee include review and approval of compensation arrangements for the chief executive officer and senior management and administration of the Company's stock compensation plans. The Report of the Human Resources Committee on Executive Compensation follows in this Proxy Statement.

     The Corporate Governance Committee is composed of directors F. Guillaume Bastiaens, Janet M. Dolan, John F. Grundhofer (Chair), Paul D. Miller and John
P. Wiehoff, all of whom are independent non-employee directors. This Committee held three meetings during the past fiscal year. The Committee's duties include oversight of the organization and evaluation of the Board and its committees, to propose to the Board a slate of directors for election by the stockholders at each Annual Meeting, to propose candidates to fill vacancies on the Board, to review and recommend director compensation, and recommending to the Board a set of corporate governance principles. The Committee will consider nominees for director recommended by stockholders. Recommendations should be addressed to the Secretary, Donaldson Company, Inc., P.O. Box 1299, Minneapolis, MN 55440. Any proposal by a stockholder for the nomination of a candidate for director at the annual meeting for the election of directors is required by the Company's Bylaws to be submitted in writing to the Secretary and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting.

     The Board of Directors has no reason to believe that any nominees will be unavailable or unable to serve, but in the event any nominee is not a candidate at the meeting, the persons named in the enclosed proxy intend to vote in favor of the remaining nominees and such other person, if any, as they may determine.

     The table below and on the following page sets forth additional information with respect to each nominee for election as a director and each other person whose term of office as a director will continue after the meeting.

                                  NOMINEES FOR ELECTION

NAME                                          PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                         -----------------------------------------------------------------------------
TERMS EXPIRING IN 2003:

 Jack W. Eugster             Non-Executive Chairman of ShopKo Stores, Inc. (consumer products).
   Age - 58                  Former Chairman, Chief Executive Officer and President of The Musicland
   Director since 1993       Group, Inc. from 1986 until 2001.

 John F. Grundhofer          Chairman Emeritus (2003) of U.S. Bancorp (financial services); Previously,
   Age - 64                  Chairman (1990-1997 and 1999-2002), Chief Executive Officer (1990-2001)
   Director since 1997       and President (1990-1999 and 2000-2001) of U.S. Bancorp. Also, a director of Minnesota Life Insurance Company and Chicago Pizza & Brewery.

Admiral Paul David Miller    Chairman of ATK (Alliant Techsystems Inc.), (aerospace and defense company);
   Age 61                    Previously Chief Executive Officer (1999-2003) and President of ATK (2000-2001).
   Director since 2001       Previously, President (1994-1999) of Sperry Marine, Inc. and Vice President
                             (1997-1999) of Litton Marine Systems. Prior to his retirement from the
                             U.S. Navy following a 30-year career, Admiral Miller served as Commander-
                             in-Chief, U.S. Atlantic Command and NATO Supreme Allied Commander-
                             Atlantic. Also, a director of the advisory board of a subsidiary of SunTrust
                             Bank and a director of Teledyne Technologies, Inc.

 William G. Van Dyke         Chairman, Chief Executive Officer and President of the Company since
   Age - 58                  1996. Also, a director of Graco, Inc. and Alliant Techsystems Inc.
   Director since 1994


                                  DIRECTORS CONTINUING IN OFFICE

NAME                                         PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                         -----------------------------------------------------------------------------
TERMS EXPIRING IN 2004:

 John P. Wiehoff             Chief Executive Officer (2002) and President (1999) of C.H. Robinson
   Age - 42                  Worldwide, Inc. (transportation and logistics).  Previously, Senior Vice
   Director since 2003       President (1998-1999) and Chief Financial Officer (1998-1999). Also, a
                             Director of C.H. Robinson.

 Kendrick B. Melrose         Chairman of The Toro Company (manufacturer of outdoor maintenance
   Age - 63                  products) since 1987 and Chief Executive Officer since 1983. Also, a
   Director since 1991       director of SurModics, Inc.



NAME                                         PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
----                         -----------------------------------------------------------------------------
Stephen W. Sanger            Chairman and Chief Executive Officer of General Mills, Inc. (consumer
   Age - 57                  products and services) since 1995. Also, a director of Target Corporation
   Director since 1992       and Wells Fargo & Company.

                                  DIRECTORS CONTINUING IN OFFICE

NAME                                     PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------------------- --------------------------------------------------------------------------
TERMS EXPIRING IN 2005:

 F. Guillaume Bastiaens   Vice Chairman (1998) of Cargill, Inc. (agribusiness). Previously, Executive
   Age - 60               Vice President and President, Food Sector of Cargill, Inc.
   Director since 1995

 Janet M. Dolan           Chief Executive Officer (1999) and President (1998) of Tennant Company
   Age - 53               (manufacturer of floor maintenance equipment and coating products). Also,
   Director since 1996    a director of Tennant Company, The St. Paul Companies, Inc. and a member of the
                          NYSE Listed Company Advisory Committee.

 Jeffrey Noddle           Chairman, Chief Executive Officer and President of SUPERVALU INC.
   Age - 57               (food retailer and distributor) since 2002. Previously, Chief Executive
   Director since 2000    Officer and President of SUPERVALU from 2001 to 2002; President and Chief
                          Operating Officer of SUPERVALU from 2000 to 2001; and Executive Vice President, and President and Chief Operating Officer-Wholesale Food Companies, for
                          SUPERVALU from 1995 to 2000. Also a director of General Cable
                          Corporation.

DIRECTOR COMPENSATION

     Directors who are not employees receive a retainer fee of $28,000 annually and are paid $2,000 for each Board meeting attended and $1,000 for each Committee meeting attended. The Audit Committee Chair receives an additional annual retainer of $5,000 and the other Committee Chairs receive an additional annual retainer of $2,500. Pursuant to the Company's Compensation Plan for Non-Employee Directors, any non-employee director may elect, prior to each year of their term, to defer all or part of his or her director compensation received during the upcoming year. Each participating director is entitled to a Company credit on the balance in his or her deferral account at the ten-year Treasury Bond rate plus 2%. The deferral election must also specify the manner for distribution of the deferral balance.

     Non-employee directors are credited with shares to a deferred stock account in lieu of 30% of the annual retainer for services as a Director to be rendered in the following service year. Directors are allowed to elect to receive a credit of shares to a deferred stock account in lieu of all or part of the remaining retainer and meeting fees. The directors also receive a credit for dividend reinvestment shares. The Company contributes an amount equal to the deferred stock accounts to a trust and the trust purchases shares of Donaldson Common Stock. Each director is entitled to direct the trustee to vote all shares allocated to the director's account in the trust. The Common Stock will be distributed to each director following the director's retirement from the Board pursuant to the director's deferral payment election. The trust assets remain subject to the claims of the Company's creditors. The trust becomes irrevocable in the event of a "Change in Control" as defined under the 1991 Master Stock Compensation Plan and 2001 Master Stock Incentive Plan.

     The Company's Non-Qualified Stock Option Program for Non-employee Directors provides for the automatic grant of a non-qualified stock option for 3,600 shares of Common Stock to each non-employee Director of the Company who is a member of the Board on December 1 each year. The exercise price of such options is the closing price of Common Stock in consolidated trading on the first business day of December in the respective year. The options are fully vested and have a term of ten years. The option award was modified beginning in 1998 to include a "reload option" granted at the time of exercise of the original option for the number of shares equal to the shares used in payment of the purchase price. The one-time reload option feature is similar to that included in the option grants to officers.

     Shares credited to deferred stock accounts to non-employee directors in fiscal 2003, were as follows: Bastiaens, 242 shares, Dolan, 1,061 shares, Eugster, 990 shares, Grundhofer, 1,061 shares, Melrose, 1,104 shares, Miller, 898 shares, Noddle, 1,039 shares, Sanger, 1,153 shares, and Wiehoff, 0 shares.

               AUDIT COMMITTEE REPORT AND APPOINTMENT OF AUDITORS

AUDIT COMMITTEE REPORT
    The Audit Committee of the Board of Directors is composed entirely of independent, non-employee directors in accordance with the applicable independence standards of the New York Stock Exchange. In addition, our Board has determined that John P. Wiehoff is an audit committee financial expert, as defined by the rules of the Securities and Exchange Commission.

     The Audit Committee assists the board in carrying out its oversight of the Company's financial reporting process, audit process and internal controls. The Audit Committee formally met five times during the past fiscal year in carrying out its oversight functions. The Committee is guided by its written charter adopted by the Board of Directors and attached as Appendix A. The Audit Committee has the sole authority to appoint, terminate or replace our independent auditors. The independent auditors report directly to the Audit Committee.

     The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, matters relating to the auditors' judgments about the quality, as well as the acceptability, of the Company's accounting principles, as applied in its financial reporting as required by Statement of Auditing Standards No. 61, Communications with Audit Committees. In addition, the Audit Committee has discussed with PWC their independence from management and the Company, as well as the matters in the written disclosures received from PWC and required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Committee also reviewed and considered the compatibility of PWC's performance of non-audit services with the maintenance of PWC's independence as the Company's independent auditor.

     Based on the review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending July 31, 2003 for filing with the Securities and Exchange Commission. The Audit Committee also approved the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the fiscal year ending July 31, 2004.

Audit Committee
Jack W. Eugster, Chair
Janet M. Dolan
Kendrick B. Melrose
Jeffrey Noddle
Stephen W. Sanger
John P. Wiehoff

INFORMATION REGARDING INDEPENDENT AUDITORS

     INDEPENDENT AUDITORS FEES
     The aggregate fees billed to the Company for fiscal years 2003 and 2002 by PWC, the Company's independent public accountants, are as follows:

                                   FISCAL 2003   FISCAL 2002
                                   -----------   -----------
  Audit Fees ....................  $  920,966    $  533,000
  Audited Related Fees ..........     162,547        85,350
  Tax Fees ......................     673,829       930,336
  Other Fees ....................       1,400         1,400
                                   ----------    ----------
   Total Fees ...................  $1,758,742    $1,550,086

    Audit Fees includes audit of the Company's financial statements, including the quarterly reviews and statutory audits of certain of the Company's international subsidiaries. Audit Related Fees includes primarily benefit plan audits, due diligence and acquisition related work. Tax Fees includes primarily tax returns, advice and planning. All Other Fees includes license fee for technical materials.

     AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES
     In 2003, the Audit Committee adopted formal policies and procedures requiring pre-approval for audit and non-audit services to be provided by the independent auditor to the Company. The Audit Committee approved all of the services performed by PricewaterhousCoopers LLP during fiscal 2003.

     INITIAL APPOINTMENT OF PRICEWATERHOUSECOOPERS AS AUDITOR
     On April 18, 2002, the board of directors (the "Board") of the Company, at the recommendation of its audit committee, dismissed Arthur Andersen LLP ("Andersen") as the Company's independent public accountants and engaged PricewaterhouseCoopers LLP ("PWC") to serve as the Company's independent public accountants for fiscal year 2002.

     Andersen's reports on the Company's consolidated financial statements for each of the years ended July 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the years ended July 31, 2001 and 2000 and through April 18, 2002, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Andersen's satisfaction, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the Company's consolidated financial statements for such years; and there were no "reportable events," as such term is defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company reported the dismissal and change in independent auditor on Form 8-K on April 24, 2002. The Form 8-K contained a letter from Andersen dated April 18, 2002 and addressed to the Securities and Exchange Commission, stating its agreement with the statements contained in such disclosures.

     During the years ended July 31, 2001 and 2000 and through the date of the Board's decision to engage PWC, the Company did not consult PWC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

     The Audit Committee has appointed PricewaterhouseCoopers LLP as independent public accountants to audit the books and accounts of the Company for the fiscal year ending July 31, 2004, such appointment to continue at the pleasure of the Audit Committee and subject to ratification by the stockholders. PWC has audited the books and accounts of the Company since 2002. Representatives of PWC are expected to be present at the meeting with the opportunity to make a statement and to respond to appropriate questions. In the event this appointment is not ratified, the Audit Committee will reconsider its selection. Ratification of the selection will require the affirmative vote of a majority of the shares of Common Stock of the Company entitled to vote and represented at the meeting in person or by proxy.

     The Audit Committee of the Board of Directors recommends that stockholders vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending July 31, 2004.


                   AMENDMENT TO CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

     The Company's Board of Directors has determined that Article Fourth of the Company's Articles of Incorporation should be amended and has voted to submit an amendment to the Company's stockholders for adoption. The proposed amendment to Article Fourth would increase the number of authorized shares of Common Stock, par value $5.00, from 80,000,000 to 120,000,000, and the total number of shares of stock which the Company has the authority to issue from 81,000,000 to 121,000,000.

     As of September 26, 2003, there were 43,483,232 shares of Common Stock outstanding, and 4,498,514 shares reserved for future issuance pursuant to the Company's stock compensation plans.

     The additional shares of Common Stock for which authorization is sought would be a part of the existing class of Common Stock and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Such additional shares would not (and the shares of Common Stock presently outstanding do not) entitle the holders thereof to preemptive or cumulative voting rights.

PURPOSES AND EFFECTS OF THE AMENDMENT
    The Board of Directors believes that additional authorized shares of Common Stock will enable the Company to take timely advantage of market conditions and the availability of favorable financing and acquisition opportunities without the delay and expense associated with convening a special stockholders' meeting (unless otherwise required by the rules of any stock exchange on which the Company's Common Stock may then be listed). The shares of Common Stock could be used for issuing stock dividends (including stock splits issued in the form of stock dividends), the grant of stock options, acquisition by the Company of businesses or properties, equity financing and other general corporate purposes. The Company has no present plans, commitment or understandings in place with regard to uses of such shares.

     Unless required by law or by the rules of any stock exchange on which the Company's Common Stock may in the future be listed, no further vote by the stockholders will be sought for any issuance of shares of Common Stock. Under existing New York Stock Exchange, Inc. regulations, approval by a majority of the holders of Common Stock would nevertheless be required in connection with any transaction or series of related transactions that would result in the original issuance of additional shares of Common Stock, other than in a public offering for cash, (a) if such additional shares of Common Stock (including securities convertible into or exercisable for Common Stock) has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of the Common Stock; (b) if the number of such additional shares of Common Stock is or will be equal to or in excess of 20 percent of the number of shares of Common Stock outstanding before the issuance of such additional shares, or (c) if the issuance would result in a change in control of the Company.

     The increase in authorized but unissued shares of Common Stock is designed to enable the Company to issue stock dividends, grant stock options or other equity-based compensation under the Company's 2001 Master Stock Incentive Plan or other stockholder-approved plan of the Company, to consider potential acquisitions and to use for general corporate purposes. The Company has no present intention to use the additional shares for any purpose other than these routine corporate purposes.

     The increase in the authorized but unissued shares of Common Stock, however, could make a change in control of the Company more difficult to achieve. Under certain circumstances, such shares of Common Stock could be used to create voting impediments to frustrate persons seeking to effect a takeover or otherwise gain control of the Company.

     The Company's Certificate of Incorporation currently requires the affirmative vote of at least 75% of the outstanding shares to be voted in order to approve certain business combinations involving the Company and an interested stockholder of the Company. Although the Board of Directors presently has no intention of doing so, shares of authorized but unissued Common Stock could be issued to a holder who would thereby have sufficient voting power to assure that any such business combination or amendment to the Restated Certificate of Incorporation would not receive the 75% stockholder vote required for approval thereof. In addition, to the extent that the adoption of the proposed amendment renders less likely a merger or other transaction that is not negotiated with and approved by the Company's incumbent Board of Directors, such adoption may result in the Board of Directors and management retaining their current positions.


BOARD RECOMMENDATION
     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. The affirmative vote of a majority of the outstanding shares of the Company's Common Stock is necessary to approve this Proposal. Proxies will be voted in favor of this Proposal unless otherwise specified.

                         TOTAL RETURN TO SHAREHOLDERS

     The following graphs compare the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years and fourteen fiscal years with the cumulative total return of the Standard & Poor's 500 Stock Index and the Standard & Poor's Index of Industrial Machinery Companies. The graph and table assume the investment of $100 in each of Donaldson's common stock and the specified indexes at the beginning of the applicable period, and assume the reinvestment of all dividends. The second graph shows the total return over the Company's fourteen-year period of consecutive double-digit increases in earnings per share.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

                                     [GRAPH]

                                          1998           1999           2000           2001           2002           2003
                                      ------------   ------------   ------------   ------------   ------------   ------------
Donaldson Co., Inc. ...............    $  100.00      $  135.21      $  105.85      $  171.85      $  188.67      $  277.04
S&P 500 ...........................       100.00         120.20         130.99         112.22          85.71          94.83
S&P Industrial Machinery ..........       100.00         132.12         108.02         118.19         118.83         139.41

------------------
* $100 invested on 7/31/98 in stock or index -- including reinvestment of dividends. Fiscal year ending July 31.

             COMPARISON OF FOURTEEN YEAR CUMULATIVE TOTAL RETURN*

                                     [GRAPH]


                          FISCAL YEARS ENDED JULY 31

                        1989         1990         1991         1992         1993         1994         1995
                    ------------ ------------ ------------ ------------ ------------ ------------ ------------
Donaldson .........  $  100.00    $  181.43    $  210.14    $  275.35    $  341.93    $  456.67    $  504.55
S&P 500 ...........     100.00       106.50       120.09       135.45       147.27       154.87       195.31
S&P Industrial
 Machinery ........     100.00       109.41       123.21       139.05       157.35       181.91       243.72


[WIDE TABLE CONTINUED FROM ABOVE]

                        1996         1997         1998         1999         2000          2001           2002           2003
                    ------------ ------------ ------------ ------------ ------------ -------------- -------------- --------------
Donaldson .........  $  469.91    $  786.11    $  722.40    $  976.72    $  764.64    $  1,241.45    $  1,362.95    $  2,001.34
S&P 500 ...........     227.67       346.37       413.16       496.64       541.21         463.66         354.10         391.79
S&P Industrial
 Machinery ........     258.26       407.15       401.55       532.68       440.19         484.07         483.93         567.53

------------------
* $100 invested on 7/31/89 in stock or index -- including reinvestment of dividends. Fiscal year ending July 31.

                            EXECUTIVE COMPENSATION

     The following table includes information for each person who was, at the end of fiscal 2003, the Chief Executive Officer or one of the other four most highly compensated executive officers of the Company (the "Named Officers") on the basis of total annual salary and bonus for the last completed fiscal year. The table includes compensation information for each of the last three fiscal years.

                          SUMMARY COMPENSATION TABLE


                                                                             LONG TERM COMPENSATION
                                                                   ------------------------------------------
                                          ANNUAL COMPENSATION (1)            AWARDS                PAYOUTS
                                          ------------------------ --------------------------- --------------
                                                                                  SECURITIES
                                                                    RESTRICTED    UNDERLYING
                                                                       STOCK         STOCK                      ALL OTHER
                                  FISCAL                             AWARD(S)    OPTIONS/SARS   LTIP PAYOUTS   COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR    SALARY ($)   BONUS ($)     ($) (2)    (SHARES) (3)      ($) (4)       ($) (5)
-------------------------------- -------- ------------ ----------- ------------ -------------- -------------- -------------
WILLIAM G. VAN DYKE ............  2003      665,000      558,600        0            85,000              0       56,644
 Chairman, Chief                  2002      656,962      581,875        0            85,000        487,867       59,247
 Executive Officer and            2001      632,885      452,200        0           159,096        385,368       74,732
 President

NICKOLAS PRIADKA ...............  2003      273,000      197,516        0            47,967              0       17,912
 Senior Vice President,           2002      264,538      169,915        0            60,347         82,875       12,044
 OEM Engine Systems               2001      249,616       63,250        0            89,812         68,241       16,958
 and Parts

WILLIAM M. COOK ................  2003      288,000      152,352        0            22,112              0       19,743
 Senior Vice President,           2002      284,616      175,680        0            25,603        346,809       19,829
 International and Chief          2001      250,885      154,444        0            21,500        292,380       21,807
 Financial Officer

LOWELL F. SCHWAB ...............  2003      273,000      144,417        0            57,112              0       17,581
 Senior Vice President,           2002      269,615      166,530        0            38,040        176,744       14,664
 Operations                       2001      246,462      113,649        0            43,377        123,206       18,364

JAMES R. GIERTZ ................  2003      281,000       92,449        0            24,500              0       16,836
 Senior Vice President,           2002      277,615      139,910        0            24,500        178,259       19,266
 Commercial and Industrial        2001      270,881      204,034        0            97,041        144,506       18,660

------------------
(1) Includes any portion of salary and bonus deferred under the Deferred Compensation and 401(K) Excess Plan. In fiscal 2001, Mr. Cook and Mr. Priadka elected to participate in the stock option bonus replacement program and received option grants in fiscal 2002 in lieu of all or a portion of their fiscal 2001 cash bonus. Mr. Cook received an option grant for 4,103 shares with an exercise price of $30.11 in lieu of receiving 20% of his bonus and Mr. Priadka received an option grant for 8,403 shares with an exercise price of $30.11 in lieu of receiving 100% of his bonus.

(2) Amounts in the Restricted Stock Award column represent the dollar value of grants of restricted stock under the Company's 2001 Master Stock Compensation Plan. Regular dividends are paid on the restricted shares. At the end of fiscal 2003, the number and value of the aggregate restricted stockholdings for the Named Officers were: William G. Van Dyke, 0, $0; Nickolas Priadka, 0, $0; William M. Cook, 12,500, $607,875; Lowell F. Schwab, 9,000, $437,670; and James R. Giertz, 0, $0. Mr. Giertz surrendered 25,000 shares of restricted stock in 2001 and received 24,637.5 deferred restricted share units. The balance of Mr. Giertz's deferred restricted share units at the end of fiscal 2003, including dividend equivalent rights earned, was 25,089 shares valued at $1,220,089. No restricted stock awards were made to the Executive Officer Employees in fiscal 2003.

(3) The stock option grants include both new fiscal 2003 annual grants and previously awarded reload grants resulting from the exercise in fiscal 2003 of option awards granted in prior years.

(4) Earned under the Company's 1991 Master Stock Compensation Plan during the three-year period ending in the fiscal year in which the payout is listed. Payout is made in the form of the Company's common stock and delivered or deferred into the deferred compensation plan during the following fiscal year.

(5) Amounts in this column represent the dollar value of share allocations (i) under the Company's match for bonus and salary under the Company's ESOP and 401k benefit plans; and (ii) under the Company's match for deferred bonus and salary and salary in excess of the limits established by Section 415 of the Internal Revenue Code contributed by the Company to an unqualified supplemental plan; and (iii) also includes amounts for the dollar value of the interest accrued that is above the market interest rates determined under SEC rules during each of the applicable three fiscal year periods for compensation deferred under the Company's deferred compensation plan. The amounts of this interest for fiscal 2001 are: Van Dyke $22,440, Priadka $1,740, Cook $3,180, Schwab $0, and Giertz $0; and the amounts for fiscal 2002 are: Van Dyke $20,436, Priadka $1,462, Cook $3,302, Schwab $0, and Giertz $0. The amounts for each of the items for fiscal 2003 are:


                                                                                      2003
                                    SALARY       DEFERRED SALARY                  ABOVE MARKET
NAME                           AND BONUS MATCH   AND BONUS MATCH   EXCESS MATCH     INTEREST
----                          ----------------- ----------------- -------------- -------------
    William G. Van Dyke .....       $2,667           $22,937          $18,600      $12,440
    Nickolas Priadka ........        7,321             1,092            8,637          862
    William M. Cook .........        5,339             2,812            9,729        1,863
    Lowell F. Schwab ........        8,000                 0            9,581            0
    James R. Giertz .........        8,000                 0            8,836            0

                    OPTION/SARS GRANTED IN LAST FISCAL YEAR

                                       INDIVIDUAL GRANTS (1)
                           ---------------------------------------------               POTENTIAL REALIZABLE VALUE AT
                              NUMBER OF      % OF TOTAL                                       D ANNUAL RAT
                             SECURITIES     OPTIONS/SARS                                ASSUMERECIATION FOES OF STOCK
                             UNDERLYING      GRANTED TO      EXERCISE                PRICE APP       (3)  R OPTION TERM
                            OPTIONS/SARS     EMPLOYEES        OR BASE     EXPIRATION ----------------------------------
NAME                         GRANTED (2)   IN FISCAL YEAR  PRICE/SH ($)      DATE     0% ($)     5% ($)      10% ($)
----                       -------------- --------------- -------------- ----------- -------- ----------- ------------
WILLIAM G. VAN DYKE            85,000            14.9           35.56     12/05/12      0      1,900,897   4,817,246

NICHOLAS PRIADKA               22,500             3.9           35.56     12/05/12      0        503,179   1,275,153
                               18,897(4)          3.3           48.30     12/05/12      0        528,031   1,313,744
                                6,570(4)          1.1           45.07     08/06/11      0        144,313     346,970

WILLIAM M. COOK                21,500             3.8           35.56     12/05/12      0        480,815   1,218,480
                                  612(4)          0.1           40.37     12/14/03      0            788       1,564

LOWELL F. SCHWAB               21,000             3.7           35.56     12/05/12      0        469,633   1,190,143
                               19,680(4)          3.4           34.66     12/19/07      0        191,719     424,496
                               16,432(4)          2.9           39.48     12/06/09      0        249,095     575,188

JAMES R. GIERTZ                24,500             4.3           35.56     12/05/12      0        547,906   1,388,500

ALL EXECUTIVE OFFICERS AS
 A GROUP                      253,691            44.4

ALL NON-EXECUTIVE OFFICER
 EMPLOYEES AS A GROUP         317,906            55.6

------------------
(1) No stock appreciation rights ("SARs") have been granted. Total shares used to calculate the total options percentages do not include options granted to the Board of Directors of 42,012.

(2) All officer grants (other than as noted in footnote (4)) during the period were non-qualified stock options granted at the market value on date of grant for a term of ten years, vesting immediately and were granted with the right to use shares in lieu of the exercise price and to satisfy any tax withholding obligations.

(3) These amounts represent certain assumed rates of appreciation over the full term of the option. The value ultimately realized, if any, will depend on the amount by which the market price of the Company's stock exceeds the exercise price on date of sale.

(4) These grants were made to officers who exercised an option during fiscal 2003 and made payment of the purchase price using shares of previously owned Company stock. This restoration or "reload" grant is for the number of shares equal to the shares used in payment of the purchase price or withheld for tax withholding. The option price is equal to the market value of the Company's stock on the date of exercise and will expire on the same date as the original option which was exercised. These options, which are the result of such a restoration, do not contain the reload feature.


              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES


                                                             NUMBER OF SECURITIES                 VALUE OF UNEXERCISED
                                                            UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS/SARS
                                                      OPTIONS/SARS AT FISCAL YEAR-END (2)       AT FISCAL YEAR-END (2)(3)
                                                      -----------------------------------    ------------------------------
                            SHARES          VALUE
                          ACQUIRED ON     REALIZED       EXERCISABLE     UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
NAME                     EXERCISE (1)        ($)           (SHARES)         (SHARES)             ($)              ($)
----                    --------------   ----------     -------------   ---------------     -------------   --------------
WILLIAM G. VAN DYKE              0              0          555,596            0              11,680,408            0

NICKOLAS PRIADKA            75,531        997,596           77,411            0                 586,519            0

WILLIAM M. COOK              3,580         97,806          205,629            0               5,201,721            0

LOWELL F. SCHWAB            55,436        845,271          150,068            0               2,518,081            0

JAMES R. GIERTZ             24,021        618,312          211,522            0               4,448,931            0

------------------
(1) The number of shares shown in this column is larger than the number of shares actually acquired on exercise. The actual number of shares received is reduced by the number of shares delivered in payment of the exercise price and shares withheld to cover withholding taxes.

(2) No SARs were exercised in fiscal 2003.

(3) This value is based on the difference between the exercise price of such options and the closing price of Company Common Stock as of fiscal year-end 2003.



            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR


                                                                   ESTIMATED FUTURE PAYOUTS
                           NUMBER OF          PERFORMANCE                 UNDER NON-STOCK
                         SHARES, UNITS      OR OTHER PERIOD              PRICE-BASED PLAN
                            OR OTHER       UNTIL MATURATION    ------------------------------------
NAME                       RIGHTS (1)          OR PAYOUT        THRESHOLD     TARGET     MAXIMUM
----                    ---------------   ------------------   -----------   --------   --------
WILLIAM G. VAN DYKE         11,700        8/1/02 - 7/31/05        2,925       11,700     32,175

NICKOLAS PRIADKA             3,500        8/1/02 - 7/31/05          875        3,500      9,625

WILLIAM M. COOK              3,600        8/1/02 - 7/31/05          900        3,600      9,900

LOWELL F. SCHWAB             3,500        8/1/02 - 7/31/05          875        3,500      9,625

JAMES R. GIERTZ              3,600        8/1/02 - 7/31/05          900        3,600      9,900

------------------
(1) Awards are of Performance Shares of the Company's common stock. Awards are earned only if the Company achieves the minimum Performance Objectives and the Award Value will be based on a weighting of compound corporate net sales growth and after-tax return on investment over the three year period. The amounts shown in the table under the headings "Threshold", "Target" and "Maximum" are amounts awarded at 25%, 100% and 275% of the targeted award. The award may also be adjusted upward by 25% if earnings per share increase in each of the three years in the period by at least 5%.

          HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Human Resources Committee of the Board of Directors, consisting of five independent, non-employee directors ("the Committee"), is responsible for establishing the compensation programs for the Company's key executives. The Company's executive compensation program comprises base salary, annual incentive and long-term incentive compensation. The objectives of the Company's executive compensation program are to:

   o emphasize a pay-for-performance philosophy by placing significant portions of pay at risk and requiring outstanding results for payment at the threshold level;

   o attract, reward and retain the best executives available in our industry taking into consideration all aspects of performance and ethical leadership and have their compensation levels keyed to a peer group of companies;

   o motivate and reward executives responsible for attaining the financial and strategic objectives essential to the Company's long-term success focusing on earnings per share growth and continued growth in stockholder value; and

   o align the interests of executives with those of the Company's stockholders by providing a significant portion of compensation in the form of Company common stock. Common stock ownership objectives have been established for all executive officers ranging from five times base salary for Vice Presidents, seven times base salary for Senior Vice Presidents and ten times base salary for the Chief Executive Officer.

     BASE SALARIES. Base salaries for all executives are reviewed annually based on performance and market conditions. A performance appraisal taking into consideration predetermined performance objectives is required for all executives of the Company. The Committee approves and/or determines the annual base salary increases for all senior executive officers based on performance of the executive and external market data. The Company's objective is that base salaries should approximate the mid-point (average) of senior executives of manufacturing companies of similar size in the United States. The Company uses surveys by national consultants for external market data.

     ANNUAL CASH INCENTIVE.   Executive officers are eligible for target awards
under the annual incentive program that range up to 70% of base salary. The size of the target award is determined by the executive officer's position and competitive data for similar positions at the peer and cross-industry companies as presented in the same nationally recognized surveys as are used for the base salary. The Company sets performance goals and, in keeping with the strong performance-based philosophy, the resulting awards decrease or increase substantially if actual Company performance fails to meet or exceeds targeted levels. Payments can range from 0% to 200% of the target awards. The CEO has 100% of his annual cash incentive opportunity linked to achieving record earnings per share (EPS). The remaining Named Officers have 50% of their opportunity linked to achieving record EPS and 50% linked to achieving sales, net operating profit and return on investment targets for their respective business unit responsibilities.

     Consequently, executive officers must obtain record EPS, thereby increasing shareholder value, to receive a competitive annual cash incentive.

     LONG-TERM INCENTIVE STOCK COMPENSATION AWARDS AND STOCK OPTION GRANTS. There was no payout under the Long-Term Compensation Plan in 2003 as shown in the summary compensation table on page 12. There was no payout under the Plan because the Company did not achieve the performance objectives for three-year compounded growth in net sales. The variance in the Long Term Compensation Plan award payouts are consistent with the at risk and pay for performance compensation philosophy. The Long Term Compensation Plan Award targets are based on three-year compounded growth in net sales and an after-tax return on investment that exceeds the Company's weighted average cost of capital. Under this program, the Committee selected eligible executives and established an incentive opportunity as a percentage of base salary. In order for a participant to receive a payout, minimum performance must be attained.

    The Committee also occasionally grants restricted stock with a fixed restriction period, usually five years, to ensure retention of key executives. The Committee also believes that stock option grants encourage the key executives to own and hold Donaldson stock and tie their long-term economic interests directly to those of the stockholders. Stock options are typically granted annually. In determining the number of shares covered by such options, the Committee takes into account position levels, base salary, and other factors relevant to individual performance but does not consider the amount and terms of options and restricted stock already held by the executive.

     Targets for the incentive portion of compensation are tied to financial performance in the sixtieth to sixty-fifth percentile of the peer group.

     STOCK OPTION BONUS REPLACEMENT PROGRAM. To encourage stock ownership by executives, the Company adopted in fiscal 2000 a program that allows executives to elect to receive stock options under the 1991 Master Stock Compensation Plan and going forward under the 2001 Master Stock Incentive Plan in lieu of some or all of the cash compensation earned under the annual cash bonus incentive program. Currently under the program, participants receive an option to acquire $4 of stock at market value for every $1 of compensation exchanged. In fiscal 2003, no executives participated in the program.

     STOCK OWNERSHIP. Ownership of Donaldson stock is expected of Donaldson executives. The Committee believes that linking a significant portion of the executive's current and potential net worth to the Company's success, as reflected in the stock price, gives the executive a stake similar to the stockholders. The Committee has established stock ownership guidelines for the Named Officers and certain other executive officers, which encourage retention of shares. The guidelines range from five to ten times base salary and, in addition, require officers to retain one-half of the difference between their initial target ownership and their potential ownership. The goal of the Chief Executive Officer is ten times annual base salary. Mr. Van Dyke currently exceeds this ownership goal.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICER. Mr. Van Dyke's fiscal 2003 base salary and incentive award opportunity were determined by the Committee in accordance with the evaluation process and the methodology described above. The Committee considered Mr. Van Dyke's performance against pre-established objectives and met both in private and with Mr. Van Dyke in completing his performance appraisal and setting his compensation and objectives.

      BASE SALARY. Mr. Van Dyke's base salary for fiscal 2003 was $665,000, which is approximately at the market mid-point for manufacturing companies of similar size.

      ANNUAL BONUS. Mr. Van Dyke's bonus award for fiscal 2003 was $558,600. This annual bonus was earned under the annual incentive program based on earning per share growth from $1.90 to $2.11, up more than 11% over the previous record earned in fiscal 2002.

      STOCK OPTIONS. Mr. Van Dyke received annual option grants in December 2002 of options to purchase 85,000 shares of stock.

      LONG-TERM INCENTIVE PLAN PAYOUT. Mr. Van Dyke received no payout of stock under the Long-Term Incentive Plan in 2003 based on the Company's not achieving the performance objectives for three-year compounded growth in net sales.

     POLICY ON QUALIFYING COMPENSATION. The Company's policy is to preserve the tax deduction for compensation paid to its Chief Executive Officer and other senior executive officers. In accordance with this policy, in November 1994, the stockholders approved the material terms of the performance goals for payment of the cash bonus under the Company's Annual Cash Bonus Plan for Designated Executives. The 1991 Master Stock Compensation Plan, now expired, and the 2001 Master Stock Incentive Plan were approved by stockholders in 1991 and 2001 respectively and limit the number of shares that can be granted in any one year to any one individual to further the policy of preserving the tax deduction for compensation paid to executives.

     CONCLUSION. The executive officer compensation program administered by the Committee provides incentives to attain strong financial performance and an alignment with stockholder interests. The Committee believes that the Company's compensation program focuses the efforts of Company executives on the continued achievement of growth and profitability for the long-term and for the benefit of the Company's stockholders.


Human Resources Committee

Jeffrey Noddle, Chair
F. Guillaume Bastiaens
Jack W. Eugster
John F. Grundhofer
Kendrick B. Melrose

         HUMAN RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Human Resources Committee is either a current or former employee of the Company. There are no compensation committee interlocks, which means that none of the Company's executive officers serves as a member of the compensation committee of another entity that has an executive officer serving on the Human Resources Committee of the Company's Board of Directors. Paul David Miller, the Chief Executive Officer of Alliant Techsystems, Inc., serves as a member of the Company's Board of Directors and William G. Van Dyke, the Company's Chief Executive Officer, serves on Alliant Techsystems, Inc.'s Board of Directors. Admiral Miller is not a member of the Donaldson Human Resources Committee and actions pertaining to its Chief Executive Officer's compensation that are taken by the Human Resources Committee are not subject to approval by the Company's Board of Directors. The actions of the Personnel and Compensation Committee of Alliant Techsystems relating to its Chief Executive Officer's compensation are subject to the approval of the Alliant Techsystems Board of Directors, but Mr. Van Dyke recuses himself from those deliberations and decisions.


                               PENSION BENEFITS

     The Company maintains the Donaldson Company, Inc. Salaried Employees' Pension Plan (the "Retirement Plan"), a defined benefit pension plan that provides retirement benefits to eligible employees through a cash balance plan structure. The Company also maintains the Donaldson Company, Inc. Excess Retirement Plan (the "Excess Retirement Plan"). The Excess Retirement Plan is an unfunded, non-qualified deferred compensation arrangement that primarily provides retirement benefits that cannot be paid under the Retirement Plan because of the limitations imposed by the Code on qualified plans in regards to compensation and benefits.

     Participants in the Retirement and Excess Retirement Plans accumulate benefits in a hypothetical account balance through interest credits, and company credits that vary with age, service and pay. At retirement or termination of employment, the vested account balance is payable to the participant in the form of an immediate or deferred lump sum, or an actuarially equivalent annuity.

     Under the cash balance benefit structure, account balances receive an Interest Credit annually. The Interest Credit is defined as the current plan year's Interest Crediting Rate times the account balance as of the beginning of the plan year. The Interest Crediting Rate for a particular plan year is the greater of the yield on one-year U.S. Treasury Constant Maturities during the month of June preceding the plan year, plus one percent, and 4.83%. The Interest Crediting Rate is 4.83% for the 2003 plan year.

     Company Credits are credited to the account balances at the end of each plan year. The participant's Company Credit Percentages are based on the participant's years of age and service with the Company and its affiliates as of the end of each plan year. As of August 1, 2003, the sum of years of age plus service for Messrs. Van Dyke, Priadka, Cook, Schwab and Giertz were 88, 90, 72, 77 and 55, respectively. The participant's Base Company Credit is equal to the Base Company Credit Percentage times total covered compensation during the plan year ("Pensionable Earnings"). The participant's Excess Company Credit is equal to the Excess Company Credit Percentage times Pensionable Earnings in excess of the Social Security taxable wage base. The following table displays the Company Credit Percentages for the sum of years of age and service shown:

                                                COMPANY CREDIT
                                                  PERCENTAGES
                                              -------------------
            SUM OF YEARS OF AGE PLUS SERVICE     BASE     EXCESS
            --------------------------------  --------- ---------
                      Less than 40                3.0%      3.0%
                         40 - 49                  4.0       4.0
                         50 - 59                  5.0       5.0
                         60 - 69                  6.5       5.0
                       70 or more                 8.5       5.0

    Special Career Credits are credited at the end of the plan year to the account balances of participants who were born prior to August 1, 1957 and continuously employed since August 1, 1992. The Special Career Credits are equal to 3.0% of the participant's Pensionable Earnings and will continue through the end of the 2006 plan year, or if earlier, through the plan year in which the participant attains 35 years of benefit service. Messrs. Van Dyke, Priadka, Cook and Schwab are all currently eligible to receive Special Career Credits.

     The individuals named in the Summary Compensation Table are also eligible for retirement benefits under the Donaldson Company, Inc. Supplemental Executive Retirement Plan (the "SERP"). The SERP assures participants a lump sum retirement benefit from all company funded retirement programs equal to six times their average compensation (three highest consecutive years) upon reaching age 62 with 20 years of service. This target benefit is reduced by 2% for each year the participant's retirement precedes age 62, and it is also reduced on a prorated basis for less than 20 years of service. In determining whether the SERP must supplement the other company funded retirement programs, the Company will consider the lump sum benefits described in the previous paragraph and footnote (5) to the Summary Compensation Table, as well as, any vested pension benefits available from prior employers, if any.

     The projections below set forth the estimated annual benefit payable to each of the individuals named in the Summary Compensation Table as a single life annuity, beginning at age 65, under the Retirement and Excess Retirement
Plans: Mr. Van Dyke, $496,358; Mr. Priadka, $182,533; Mr. Cook, $231,661; Mr.
Schwab, $159,110; and Mr. Giertz, $177,651. No additional benefits are expected to be required from the SERP for any of these participants. These projections are based on the following assumptions: (1) employment until age 65; (2) no future increase in pensionable earnings; (3) interest credits at the actual rate of 4.83% during the 2003 plan year, and thereafter; and (4) conversion to a single life annuity at normal retirement age based on a discount rate of 6.00% and the Unisex 1983 Group Annuity Mortality Table.


     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934


     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers to file initial reports of ownership and reports of changes in ownership with the SEC and the New York Stock Exchange. To the Company's knowledge, based on a review of copies of such forms and representations furnished to the Company during fiscal 2003, all Section 16(a) filing requirements applicable to the Company's directors and executive officers were satisfied, except for three late form 4 filings for each of William Cook, Jim Giertz and Norman Linnell, four late filings for Nickolas Priadka and Lowell Schwab and five late filings for William Van Dyke and Thomas Windfeldt. Each of the late filings was for the periodic acquisition of shares in September and October of 2002 through a matching contribution of shares during each pay period by the Company under its employee benefit plans; Also a late filing for Mr. Schwab for a March 11, 2002 gift of 600 shares.



                        CHANGE-IN-CONTROL ARRANGEMENTS

     Each of the Named Officers has a severance agreement with the Company designed to retain the executive and provide for continuity of management in the event of an actual or threatened change of control in the Company (as defined in the agreements). The agreements provide that in the event of a change of control, each key employee would have specific rights and receive certain benefits if, within three years after a change in control, the employee is terminated without cause or the employee terminates voluntarily under "constructive involuntary" circumstances as defined in the agreement. In such circumstance the employee will receive a severance payment equal to three times the employee's annual average compensation calculated over the five years preceding such termination as well as continued health, disability and life insurance for three years after termination. The awards issued under the stock compensation plans, the supplementary retirement benefit plan and the deferred compensation plan also provide for immediate vesting or payment in the event of termination under circumstances of a change in control.

     STOCKHOLDERS WHO WISH TO OBTAIN A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, FOR THE FISCAL YEAR ENDED JULY 31, 2003, MAY DO SO WITHOUT CHARGE BY WRITING TO COMPANY SECRETARY, DONALDSON COMPANY, INC., MS 101, P.O. BOX 1299, MINNEAPOLIS, MN 55440-1299.

                                      By Order of the Board of Directors

                                      /s/ Norman C. Linnell

                                      Norman C. Linnell
                                      SECRETARY
October 14, 2003

                                                                     APPENDIX A


                            DONALDSON COMPANY, INC.
                            AUDIT COMMITTEE CHARTER


MISSION STATEMENT
     The Audit Committee will assist the Board of Directors in fulfilling its oversight of (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the independent auditor's qualifications and independence, and (4) the performance of the Company's internal audit function and independent auditors; and will prepare the report that SEC rules require be included in the Company's annual proxy statement. The Committee also will carry out its duties and responsibilities to retain and terminate the Company's independent auditors and to conduct an annual performance evaluation of the Audit Committee.

     While the Audit Committee has the oversight responsibilities and powers set forth in this charter, the Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements. This is the responsibility of management and the Company's independent auditor.


ORGANIZATION
     The Committee will be organized consistent with the following significant parameters:

     SIZE OF THE COMMITTEE: The Committee will have no less than three members.

     QUALIFICATIONS: Committee members must be non-employee directors who meet the independence and experience requirements of the Securities and Exchange Commission, the New York Stock Exchange and applicable law.

     FREQUENCY OF MEETINGS: The Committee will have no less than four regularly scheduled meetings each fiscal year. In addition, the Committee will meet at other times if deemed necessary to discharge completely its duties and responsibilities as outlined in this charter.

     APPOINTMENT OF MEMBERS AND CHAIRPERSON: Each Committee member and the Chairperson will be recommended by the Corporate Governance Committee and shall be elected by vote of the Board of Directors to serve a term of one year. Committee members and the Chairperson may serve successive one-year terms without limitation.


OVERSIGHT
     INTERNAL CONTROLS AND DISCLOSURE CONTROLS:

    1. Review the appointment, performance and replacement of the senior internal audit executive.

    2. Review the internal auditor's reports and findings on internal audit activities and the major issues as to the adequacy of the Company's internal controls.

    3. Review the Company's disclosure controls and procedures for its filings with the Securities and Exchange Commission.

    FINANCIAL REPORTING:

    1. Review the Company's policies with respect to risk assessment and risk management.

    2. Review major issues regarding accounting principles and financial statement presentations, including any significant change in the Company's selection or application of accounting principles.

    3. Review analyses prepared by management and/or the independent auditor setting forth the Company's critical accounting policies and estimates, and significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

    4. Review the effect on the financial statements of regulatory and accounting initiatives and off-balance sheet structures.

    5. Review the annual financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," with management and the independent auditors prior to the filing or release of such financial statements, including confirmation that the Committee (i) discussed with the external auditors the matters requiring discussion by Statement on Auditing Standards No. 61, and (ii) received the written report from the external auditors required by Independence Standards Board Statement No.
        1. Based on these reviews and discussions, recommend to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K filed with the SEC.

    6. Review and approve the process for reviewing and discussing with management and the independent auditors the quarterly financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," either through the Committee as a whole or through the Chairperson.

    COMPLIANCE WITH LAWS, REGULATIONS AND COMPANY POLICIES:

    1. Review the Company's compliance system (including, but not limited to, a code of ethics for senior financial officers).

    2. Review the Committee's charter on an annual basis and recommend any proposed changes to the Board of Directors for approval.

    3. Affirmatively determine that the Committee members are independent as required by the "Qualifications" section of this charter.

    RELATIONSHIP WITH INDEPENDENT AUDITOR:

    1. The Committee has the ultimate authority and responsibility to select and evaluate the independent auditor, approve all audit engagement terms and fees to be paid to such firm, and terminate such firm when circumstances warrant, and the independent auditor shall be accountable to and report to the Committee.

    2. Evaluate the independent auditor's qualifications, performance and independence on an ongoing basis, but no less frequently than once per year.

    3. Review and approve the scope of the external audit to be performed each fiscal year.

    4. Set policies and procedures for, and, as appropriate, approve the engagement of, the independent auditor for any non-audit service (to the extent such service is not prohibited) and the fee for such service, and consider whether the independent auditor's performance of any non-audit services is compatible with its independence.

    5. Review with the independent auditor any audit problems or difficulties the independent auditor may have encountered in the course of the audit work and any management letter provided by the independent auditor, and management's response (including any restrictions on the scope of the independent auditor's activities or on access to requested information and any significant disagreements with management).

    6. At least annually, obtain and review a report by the independent auditor describing:

        o   the independent auditor's internal quality-control procedures;

        o any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor's firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with such issues; and (to assess the auditor's independence)

        o   all relationships between the independent auditor and the Company.

    OTHER RESPONSIBILITIES:

    1. Set clear hiring policies for employees or former employees of the independent auditor.

    2. Review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

    3. Meet separately, periodically, with management, with internal auditors and with the independent auditor in executive sessions.

    4. Discuss generally with management earnings press releases and financial information and earnings guidance provided through public disclosures under the New York Stock Exchange requirements and applicable law.

    5. Prepare the Committee report for inclusion in the Company's annual proxy statement.

    6.  Conduct an annual performance evaluation of the Committee.

    7. As appropriate, obtain advice and assistance from outside legal, accounting or other advisors. In this regard, the Committee will have authority to:

        o conduct or authorize investigations into any matters within its scope of responsibilities;

        o engage outside auditors for special audits, reviews and other procedures;

        o retain special counsel and other experts and consultants to advise the Committee and meet with any representative of the Company; and

        o   approve the fees and other retention terms for such parties.

    8. Report regularly to the full Board of Directors regarding the significant items of discussion at each Committee meeting.

            Donaldson Company, Inc. Annual Meeting of Stockholders
                    Friday, November 21, 2003, at 10:00 a.m.
                       Held at the Corporate Offices of
                            Donaldson Company, Inc.
                             1400 West 94th Street
                             Minneapolis, Minnesota

                                     [LOGO]



                            DONALDSON COMPANY, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 21, 2003
                            10:00 A.M., CENTRAL TIME

                            DONALDSON COMPANY, INC.
                             1400 WEST 94TH STREET
                             MINNEAPOLIS, MINNESOTA

DONALDSON COMPANY, INC.                                                    PROXY
--------------------------------------------------------------------------------
The undersigned appoints WILLIAM G. VAN DYKE, WILLIAM M. COOK and NORMAN C. LINNELL, and each of them, as Proxies, each with the power to appoint his substitute, to represent and vote, as designated on the reverse side, all shares of the undersigned at the 2003 Annual Meeting of Stockholders of Donaldson Company, Inc. at Donaldson Company, Inc., 1400 West 94th Street, Minneapolis, Minnesota, at 10:00 a.m., Central Time, on Friday, November 21, 2003, and at any adjournment thereof.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS, DONALDSON COMPANY, INC.




              (CONTINUED, AND TO BE SIGNED AND DATED ON OTHER SIDE)

                                                      --------------------------
                                                      |COMPANY #               |
                                                      |                        |
                                                      |CONTROL #               |
                                                      --------------------------


THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE

o Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 20, 2003.

o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

o    Follow the simple instructions the voice provides you.


VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/DCI/ -- QUICK *** EASY *** IMMEDIATE

o Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (CT) on November 20, 2003.

o You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.


VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to Donaldson Company, Inc., c/o Shareowner Services-, P.O. Box 64873, St. Paul, MN 55164-0873.




     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

                           \|/ PLEASE DETACH HERE \|/



                 THE BOARD OF DIRECTORS RECOMMENDS VOTES FOR:

1. Election of directors:      01 JACK W. EUGSTER       03 PAUL D. MILLER        [ ] Vote FOR    [ ] Vote WITHHELD
                               02 JOHN F. GRUNDHOFER    04 WILLIAM G. VAN DYKE       all nominees    from all nominees


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE(S),       -----------------------------------------
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX TO THE RIGHT.         |                                        |
                                                                       -----------------------------------------


2.   Ratify appointment of PricewaterhouseCoopers LLP as independent auditors.   [ ]    For   [ ]    Against   [ ]    Abstain

3.   Amend certificate of incorporation to increase authorized shares of common
     stock from 80,000,000 to 120,000,000.                                       [ ]    For   [ ]    Against   [ ]    Abstain


Address Change? Mark Box   [ ]
Indicate changes below:
                                                                    Date _________________________________________

                                                                    ----------------------------------------------
                                                                    |                                             |
                                                                    ----------------------------------------------
                                                                    PLEASE DATE AND SIGN ABOVE exactly as name
                                                                    appears, indicating, if appropriate,
                                                                    official position or representative capacity.
                                                                    If stock is held in joint tenancy, each joint
                                                                     owner should sign.
